Exhibit 99.1

                   Comdial Reports Second Quarter 2004 Results

                      Announces Improvements in Operations

    SARASOTA, Fla., Oct. 14 /PRNewswire-FirstCall/ -- Comdial Corporation (OTC Bulletin Board: CMDZE), a leading provider of communications solutions for small and midsize enterprises, today reported financial results for the quarter ended June 30, 2004. Net sales for the three months ended June 30, 2004 were $9.4 million compared to $13.0 million for the same period in 2003. Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the three months ended June 30, 2004 was ($0.6) million compared to $1.2 million for the same period in 2003. Net loss for the three months ended June 30, 2004 was ($2.1) million, compared to ($1.1) million for the same period in 2003. (See "Supplemental Financial Information" section of this press release).
    The Company also announced that it filed an amended March 31, 2004 Form 10Q with the Securities and Exchange Commission ("SEC"). As previously reported on August 26, 2004, the Company has been working with its external auditors to resolve certain historical non-cash accounting issues and had delayed the filing of its June 30, 2004 Form 10Q until final resolution.
Based on such review, the Company re-stated its March 31, 2004 Form 10Q to incorporate certain changes that improved the net loss by $.7 million but had no effect to the Company's previously reported net sales, gross profits or EBITDA for the three months ended March 31, 2004. Additionally, the re-statement had no effect to the previously reported results for 2003. The Company filed its March 31, 2004 and June 30, 2004 Form 10Q's with the SEC.

    Selected highlights for the second quarter include:

    -- 4 percent growth in net sales versus the first quarter of 2004;
    -- 41 percent improvement in EBITDA versus the first quarter of 2004;
    -- Significant reductions in inventory levels on hand at our distribution partners and at the Company;
    -- Closing of a $2.5 million line of credit facility with Silicon Valley
       Bank;
    -- Continued emphasis on improving sales and marketing momentum to include:
        * Hiring of 5 additional regional sales managers throughout the United States;
        * Successful completion of the Company's annual channel partner summit;
        * Awarded 2004 Innovation Award by Technology Marketing Corporation's TMC Labs for the MP1000 Media platform;
    -- Announcement of general availability for the Company's new Converged
       Telephony Platform, the MP5000.

    "We are pleased with Comdial's performance during the quarter, which met our goal of sequential improvement during 2004," stated Neil Lichtman, president and chief executive officer. "We continue to be optimistic about the improvement in the Company's operations during the remainder of 2004 and are excited about the growth opportunities in the future."
    Net sales for the six months ended June 30, 2004 were $18.4 million compared to $25.3 million for the same period in 2003. EBITDA for the six months ended June 30, 2004 was ($2.0) million compared to $1.8 million for the same period in 2003. Net loss for the six months ended June 30, 2004 was ($4.6) million compared to net loss of ($2.4) million for the same period in 2003. (See "Supplemental Financial Information" section of this press release).
    The announcement includes disclosures of the Company's EBITDA (which is a non-GAAP financial measure) for certain periods with reconciliation to the comparable GAAP measure. EBITDA is calculated as earnings before interest, taxes, depreciation and amortization. Although EBITDA is a non-GAAP financial measure, it is used extensively by management as one of the primary metrics for evaluating operating performance. The Company believes it is also useful for investors to understand EBITDA and its trends as it provides a link between profitability and operating cash flow.

                             Comdial Corporation
               Condensed Consolidated Statements of Operations

    In thousands,            Three Months Ended           Six Months Ended
     except per share             June 30,                    June 30,
     amounts                  2004         2003         2004         2003

    Net sales              $ 9,368      $12,974      $18,377      $25,290

    Gross profit           $ 3,360       $5,163       $6,468       $9,559

    Operating loss         ($1,546)       ($225)     ($3,954)       ($766)

    Net income (loss)      ($2,138)    ($ 1,062)     ($4,550)     ($2,391)


    Earnings (loss) per share applicable
     to common stock:
      Basic                 ($0.24)      ($0.12)      ($0.50)      ($0.28)
      Diluted               ($0.24)      ($0.12)      ($0.50)      ($0.28)


    Weighted average common shares outstanding:
      Basic                  9,063        8,617        9,018        8,567
      Diluted                9,063        8,617        9,018        8,567


                             Comdial Corporation
                           Condensed Balance Sheets

    In thousands                       June 30,     December 31,
                                         2004           2003

    Current assets                      $17,201        $13,014
    Long-term assets                    $14,869        $14,662
    Total assets                        $32,070        $27,676

    Current liabilities                  $9,342         $8,959
    Long-term liabilities               $23,444        $24,116
    Stockholders' equity (deficit)        ($716)       ($5,399)
    Total liabilities and
     stockholders' equity (deficit)     $32,070        $27,676


                             Comdial Corporation
                      Supplemental Financial Information
                         Non-GAAP Financial Measures

    In Thousands              Three Months Ended          Six Months Ended
                                   June 30,                    June 30,
                               2004         2003         2004         2003

    Net income (loss)        ($2,138)     ($1,062)     ($4,550)     ($2,391)

    Long-lived asset
     impairment               $  -         $  365       $   -        $  365

    Gain from restructuring   $  -         $   -        $  642       $   -

    Pro forma net loss       ($2,138)     ($  697)     ($5,192)     ($2,026)

    Depreciation and
     amortization             $  953       $1,074       $1,977       $2,185

    Interest expense, cash    $  292       $  280       $  587       $  569
    Interest expense,
     non-cash (2)             $  293       $  539       $  644       $1,070

    EBITDA (1)               ($  600)      $1,196      ($1,984)      $1,798


    (1) Earning before interest, taxes, depreciation and amortization
    (2) Represents amortization of deferred financing costs

    About COMDIAL
    Comdial is a converged voice and data communications solutions provider with over 25 years of long-standing success as a leading brand. Focused on superior customer service and reliable communications solutions, Comdial is dedicated to producing best-in-class small to mid-sized enterprise communications products. Through innovative technology and flexibility, Comdial provides comprehensive Internet Protocol (IP) communications solutions tailored to meet each customer's evolving business needs. For more information about Comdial and its communications solutions, please visit the Comdial web site at http://www.comdial.com.

    Forward-Looking Statements
    This press release contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation's ability to obtain additional funding for its business should such funding become necessary, its ability to maintain market share and to grow in a very competitive market, its ability to develop technologically advanced products to keep pace with many competitors that are much larger and have significantly more resources than Comdial, market acceptance of new products it develops, lower than anticipated demand brought about by continued weakness in telecommunications spending, risk of dilution of the Company's stock from private placement investments including the financing that was completed in March 2004 and from the private placement that was completed in 2002 as well as any other private investments or public offerings that may occur from time to time, dependence on a relatively small number of large customers, ability to maintain necessary engineering, sales, marketing and other key staff members, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcome of pending disputes or litigation, including, but not limited to intellectual property infringement claims that arise from time to time and the various other factors set forth from time to time in Comdial's filings with the SEC, including, but not limited to, Comdial's Form 10-K for the year ended December 31, 2003. Comdial Corporation undertakes no obligation to publicly update or revise the forward-looking statements made in this release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SOURCE  Comdial Corporation
    -0-                             10/14/2004
    /CONTACT: Ken Clinebell, Chief Financial Officer, Comdial Corporation, +1-941-554-5000, ext. 1513/
    /Web site:  http://www.comdial.com /
    (CMDZE)

CO:  Comdial Corporation
ST:  Florida
IN:  CPR TLS OTC
SU:  ERN